                                                                   EXHIBIT 10.36

                                                                  EXECUTION COPY

                                U.S. $250,000,000

                           THREE YEAR CREDIT AGREEMENT

                         Dated as of September 19, 2003

                                      Among

                             APPLIED MATERIALS, INC.
                                   as Borrower

                                       and

                        THE INITIAL LENDERS NAMED HEREIN

                               as Initial Lenders

                                       and

                        CITICORP GLOBAL MARKETS INC. and
                          KEY BANK NATIONAL ASSOCIATION

                               as Joint Arrangers

                                       and

                          KEY BANK NATIONAL ASSOCIATION

                              as Syndication Agent

                                 BNP PARIBAS and
                           MIZUHO CORPORATE BANK, LTD.

                           as Co-Documentation Agents

                                       and

                               CITICORP USA, INC.

                             as Administrative Agent

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS...................................................................     1

     SECTION 1.01 Certain Defined Terms......................................................................     1

     SECTION 1.02 Computation of Time Periods................................................................    13

     SECTION 1.03 Accounting Terms...........................................................................    13

ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES.................................................................    13

     SECTION 2.01 The Revolving Credit Advances..............................................................    13

     SECTION 2.02 Making the Revolving Credit Advances.......................................................    13

     SECTION 2.03 Fees.......................................................................................    14

     SECTION 2.04 Termination or Reduction of the Commitments................................................    15

     SECTION 2.05 Repayment of Revolving Credit Advances.....................................................    15

     SECTION 2.06 Interest on Revolving Credit Advances......................................................    15

     SECTION 2.07 Interest Rate Determination................................................................    16

     SECTION 2.08 Optional Conversion of Revolving Credit Advances...........................................    17

     SECTION 2.09 Optional Prepayments of Revolving Credit Advances..........................................    17

     SECTION 2.10 Increased Costs............................................................................    17

     SECTION 2.11 Illegality.................................................................................    18

     SECTION 2.12 Payments and Computations..................................................................    18

     SECTION 2.13 Taxes......................................................................................    19

     SECTION 2.14 Sharing of Payments, Etc...................................................................    21

     SECTION 2.15 Evidence of Debt...........................................................................    21

     SECTION 2.16 Use of Proceeds............................................................................    22

     SECTION 2.17 Increase in the Aggregate Commitments......................................................    22

     SECTION 2.18 Extension of Termination Date..............................................................    23

ARTICLE III CONDITIONS TO EFFECTIVENESS AND LENDING..........................................................    25

     SECTION 3.01 Conditions Precedent to Effectiveness of Section 2.01......................................    25

     SECTION 3.02 Conditions Precedent to Each Revolving Credit Borrowing, Increase Date and Extension Date..    26

     SECTION 3.03 Determinations Under Section 3.01..........................................................    27

ARTICLE IV REPRESENTATIONS AND WARRANTIES....................................................................    27

     SECTION 4.01 Representations and Warranties of the Borrower.............................................    27

ARTICLE V COVENANTS OF THE BORROWER..........................................................................    29

     SECTION 5.01 Affirmative Covenants......................................................................    29

     SECTION 5.02 Negative Covenants.........................................................................    33

     SECTION 5.03 Financial Covenants........................................................................    36

ARTICLE VI EVENTS OF DEFAULT.................................................................................    37

     SECTION 6.01 Events of Default..........................................................................    37

ARTICLE VII THE ADMINISTRATIVE AGENT..........................................................................   38

     SECTION 7.01 Authorization and Action...................................................................    38

     SECTION 7.02 Administrative Agent's Reliance, Etc.......................................................    39

     SECTION 7.03 Citicorp and Affiliates....................................................................    39

     SECTION 7.04 Lender Credit Decision.....................................................................    39

     SECTION 7.05 Indemnification............................................................................    39

     SECTION 7.06 Successor Agent............................................................................    40

     SECTION 7.07 Other Agents...............................................................................    40

ARTICLE VIII MISCELLANEOUS...................................................................................    40

     SECTION 8.01 Amendments, Etc............................................................................    40

     SECTION 8.02 Notices, Etc...............................................................................    41

     SECTION 8.03 No Waiver; Remedies........................................................................    41

     SECTION 8.04 Costs and Expenses.........................................................................    42

     SECTION 8.05 Right of Set-off...........................................................................    43

     SECTION 8.06 Binding Effect.............................................................................    44

     SECTION 8.07 Assignments and Participations.............................................................    44

     SECTION 8.08 Confidentiality............................................................................    46

     SECTION 8.09 Governing Law..............................................................................    46

     SECTION 8.10 Execution in Counterparts..................................................................    46

     SECTION 8.11 Jurisdiction, Etc..........................................................................    47

     SECTION 8.12 Waiver of Jury Trial.......................................................................    47

Schedules

Schedule 5.01(a)          -        Existing Liens

Schedule 5.02(a)(xii)     -        Special Unencumbered Property

Exhibits

Exhibit A         -       Form of Revolving Credit Promissory Note

Exhibit B         -       Form of Notice of Revolving Credit Borrowing

Exhibit C         -       Form of Assignment and Acceptance

Exhibit D         -       Form of Opinion of the Vice President, Legal Affairs
                          of the Borrower

Exhibit E                 Form of Opinion of Orrick, Herrington & Sutcliffe, LLP

                           THREE-YEAR CREDIT AGREEMENT

                         Dated as of September 19, 2003

                  APPLIED MATERIALS, INC., a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof, CITIGROUP GLOBAL MARKETS INC. ("CGMI") and KEYBANK NATIONAL ASSOCIATION ("KeyBank"), as joint arrangers (the "Joint Arrangers"), KeyBank, as syndication agent (the "Syndication Agent"), BNP PARIBAS and MIZUHO CORPORATE BANK, LTD., as co-documentation agents (the "Co-Documentation Agents") and CITICORP USA, INC. ("Citicorp"), as administrative agent (the "Administrative Agent" and, together with the Syndication Agent, the "Agents") for the Lenders (as hereinafter defined), agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

               SECTION 1.01 Certain Defined Terms.

                  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Adjusted CD Rate" means, for any Interest Period for each Adjusted CD Rate Advance comprising part of the same Revolving Credit Borrowing, an interest rate per annum equal to the sum of:

                  (a) the rate per annum obtained by dividing (i) the rate of interest determined by the Administrative Agent to be the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the consensus - bid rate determined by each of the Reference Banks for the bid rates per annum, at 9:00 A.M. (New York City time) (or as soon thereafter as practicable) two Business Days before the first day of such Interest Period, of New York certificate of deposit dealers of recognized standing selected by such Reference Bank for the purchase at face value of certificates of deposit of such Reference Bank in an amount substantially equal to such Reference Bank's Adjusted CD Rate Advance comprising part of such Revolving Credit Borrowing (except that, in the case of Citibank as a Reference Bank, such determination shall be made with respect to an amount substantially equal to Citicorp's Adjusted CD Rate Advance comprising part of such Revolving Credit Borrowing) and with a maturity equal to such Interest Period, by (ii) a percentage equal to 100% minus the Adjusted CD Rate Reserve Percentage (as defined below) for such Interest Period, plus

                  (b) the Assessment Rate (as defined below) for such Interest Period.

                  The "Adjusted CD Rate Reserve Percentage" for any Interest Period for each Adjusted CD Rate Advance comprising part of the same Revolving Credit Borrowing means the reserve percentage applicable on the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding $5 billion with respect to liabilities consisting of or including (among other liabilities) U.S. dollar nonpersonal time deposits in the United States with a maturity equal to such Interest Period and in an amount of $100,000. The "Assessment Rate" for any Interest Period for each Adjusted CD Rate

Advance comprising part of the same Revolving Credit Borrowing means the annual assessment rate estimated by the Administrative Agent on the first day of such Interest Period for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States. The Adjusted CD Rate for any Interest Period for each Adjusted CD Rate Advance comprising part of the same Revolving Credit Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.07.

                  "Adjusted CD Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.06(a)(iii).

                  "Affiliate" means, as to any Person, other than in respect of the Borrower or any of its direct or indirect Subsidiaries, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote, for purposes of Section 5.02(g) 10%, and for all other purposes 5%, or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

                  "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent at Citibank at its office at 399 Park Avenue, New York, New York 10043, Account No. 36852248,
Attention: Savas Divanlioglu.

                  "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance.

                  "Applicable Margin" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

                                                                               Applicable Margin for
Public Debt Rating        Applicable Margin for      Applicable Margin for        Adjusted CD Rate
    S&P/Moody's             Base Rate Advances      EurodollarRate Advances           Advances
----------------------------------------------------------------------------------------------------
Level 1
   A+/A1 or above                  ***                        ***                       ***
----------------------------------------------------------------------------------------------------
Level 2
   A/A2                            ***                        ***                       ***
----------------------------------------------------------------------------------------------------
Level 3
   A-/A3                           ***                        ***                       ***
----------------------------------------------------------------------------------------------------
Level 4
   BBB+/Baa1                       ***                        ***                       ***
----------------------------------------------------------------------------------------------------
Level 5
   Lower than Level
   4 or unrated                    ***                        ***                       ***
----------------------------------------------------------------------------------------------------

-----------------------------
*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                  "Applicable Percentage" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

  Public Debt Rating
     S&P/Moody's               Applicable Percentage
----------------------------------------------------
Level 1
       A+/A1 or above                  ***
----------------------------------------------------
Level 2
       A/A2                            ***
----------------------------------------------------
Level 3
       A-/A3                           ***
----------------------------------------------------
Level 4
       BBB+/Baa1                       ***
----------------------------------------------------
Level 5
       Lower than Level 4 or
       unrated                         ***
----------------------------------------------------

                  "Applicable Utilization Fee" means (a) when the aggregate Revolving Credit Advances are equal to or less than 33% of the aggregate Commitments, a percentage per annum equal to 0%, and (b) when the aggregate Revolving Credit Advances exceed 33% of the aggregate Commitments, a percentage per annum equal to 0.125%.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C hereto.

                  "Assuming Lender" has the meaning specified in Section
2.17(d).

                  "Assumption Agreement" has the meaning specified in Section 2.17(d)(ii).

                  "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                  (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

                  (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by
(B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement

-----------------------------
*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                  (c)      1/2 of one percent per annum above the Federal Funds
Rate.

                  "Base Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.06(a)(i).

                  "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                  "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                  "Capitalized Lease" means any lease the obligation for rentals with respect to which is required to be capitalized on a Consolidated balance sheet of the lessee and its Subsidiaries in accordance with GAAP.

                  "Capitalized Rentals" of any Person means at any date the amount at which the aggregate rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a Consolidated balance sheet of such Person.

                  "Cash Equivalents" means any cash or short term investments set forth in the Borrower's investment policy as of the date hereof, or any other short term investments of materially no less quality as set forth in such investment policy from time to time.

                  "CD Lending Office" means, with respect to any Lender, the office of such Lender specified as its "CD Lending Office" opposite its name on
Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "Citibank" means Citibank, N.A.

                  "Closing Date" means September 19, 2003 or such other date as may be agreed upon by the Borrower and the Administrative Agent.

                  "Commitment" means as to any Lender (a) the amount set forth opposite such Lender's name on the signature pages hereof, (b) if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the amount set forth in such Assumption Agreement or (b) if such Lender has entered into any Assignment and Acceptance, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d), as such amount may be reduced pursuant to Section 2.04 or increased pursuant to
Section 2.17.

                  "Commitment Date" has the meaning specified in Section
2.17(b).

                  "Commitment Increase" has the meaning specified in Section 2.17(a).

                  "Consenting Lender" has the meaning specified in Section 2.18(b).

                  "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

                  "Consolidated Debt" means all Debt of the Borrower and its Subsidiaries, determined in accordance with GAAP on a consolidated basis after eliminating intercompany items.

                  "Consolidated Net Income" for any period means the net income of the Borrower and its Subsidiaries for such period, determined in accordance with GAAP on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests.

                  "Consolidated Net Tangible Assets" means, at any date, the total amount of all Tangible Assets of the Borrower and its Subsidiaries after deducting therefrom all liabilities which in accordance with GAAP would be included on their consolidated balance sheet, except Consolidated Debt.

                  "Consolidated Tangible Net Worth" means, at any date, total stockholders' equity as indicated in the most recent quarterly or annual consolidated financial statements of the Borrower and its Subsidiaries less Intangible Assets.

                  "Consolidated Total Assets" means, at any date, the total assets of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

                  "Convert", "Conversion" and "Converted" each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.07 or 2.08.

                  "Debt" of any Person means, without duplication, (a) all Indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred and unpaid purchase price of property or services (other than trade payables and accrued expenses incurred in the ordinary course of such Person's business), (c) all Indebtedness of such Person evidenced by notes, bonds, debentures or other similar evidences of indebtedness, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property) including, without limitation, obligations secured by Liens arising from the sale or transfer of notes or accounts receivable; provided that Debt shall not include any sale or transfer of notes or accounts receivable whether or not precautionary Liens are filed or recorded in connection with such sale or transfer of such notes or accounts receivable, if and only if such sale or transfer (A) is accounted for as true sale under GAAP and (B) pursuant to which there is no recourse (other than recourse for breach of customary representations and warranties or in connection with any such sales or transfers) to the seller of such notes or accounts receivable (as evidenced by there being no accounting reserve taken or required to be taken, which in the event a reserve is taken, the amount of Debt shall be deemed to be the amount of such reserve), and provided, further, that all trade payables and accrued expenses constituting current liabilities shall be excluded, (e) all Capitalized Rentals, (f) reimbursement obligations of such Person in respect of credit enhancement instruments, which reimbursement obligations are then due and payable by such Person, (g) all Debt of others referred to in clauses (a) through (f) above or clause (h) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (h) all Debt referred to in clauses (a) through (g) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt, including, without limitation, obligations secured by Liens arising from the sale or transfer of notes, accounts receivable or other assets; provided, however, that obligations of such Person secured by Liens on notes, accounts receivable or other assets sold or transferred in a transaction which is accounted for as a true sale under GAAP shall not be Debt under this definition.

The Borrower's obligations under operating leases and Off-Balance Sheet Leases shall be excluded from this definition of Debt; provided that (A) no such exclusion shall be made if and to the extent that GAAP would require such obligations to be classified as debt for borrowed money and (B) in any event the term "Debt" shall include the Excess Lease Financed Amount (if any).

                  "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "Effective Date" has the meaning specified in Section 3.01.

                  "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other Person that has a rating for any class of non-credit enhanced long-term senior unsecured debt of not lower than A by S&P or A3 by Moody's approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 8.07, the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Substances or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, injunctions and other governmental restrictions relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

                  "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                  "Equity Affiliate" means any Person in which the Borrower or any of its Subsidiaries holds an equity investment that is accounted for under the equity method.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

                  "ERISA Affiliate" means any member of the ERISA Group.

                  "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) appearing on Dow Jones Markets Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period (except that, in the case of Citibank as a Reference Bank, such determination shall be made with respect to an amount substantially equal to Citicorp's Eurodollar Rate Advance comprising part of such Revolving Credit Borrowing) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. If the Dow Jones Markets Telerate Page 3759 (or any successor page) is unavailable, the Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.07.

                  "Eurodollar Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.06(a)(ii).

                  "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Excess Lease Financed Amount" means the amount (if any) by which the Lease Financed Amount exceeds (a) $300,000,000 at any time when the Borrower's Public Debt Rating is lower than BBB+ by S&P or Baa1 by Moody's or
(b) $600,000,000 at any time when the Borrower's Public Debt rating is at least BBB+ by S&P or Baa1 by Moody's.

                  "Extension Date" has the meaning specified in Section 2.18(b).

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Funded Debt" means, with respect to any Person for such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, at the time of determination, the sum of the outstanding principal amount of all Debt which would be reflected as liabilities on the balance sheet of such Person, other than the following items which shall not be included in Funded Debt: (a) Debt or other obligations of others guaranteed by such Person and its Subsidiaries; (b) all reimbursement obligations (whether contingent or otherwise) in respect of the undrawn portion of letters of credit, bankers' acceptances, surety or other bonds, and similar instruments (including, without limitation, those outstanding with respect to letters of credit); and (c) all liabilities in respect of unfunded vested benefits under any Plan.

                  "GAAP" means at any time generally accepted accounting principles as then in effect, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lenders; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in
Article V or any definition of a term used in any such covenant to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend any such covenant or definition for such purpose), then, for purposes of such covenant or definition only, "GAAP" shall mean GAAP as in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant or definition is amended in a manner satisfactory to the Borrower and the Required Lenders.

                  "Hazardous Substances" means any substance or waste defined as" toxic"or "hazardous" under any Environmental Laws, including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons.

                  "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

                  "Increase Date" has the meaning specified in Section 2.17(a).

                  "Increasing Lender" has the meaning specified in Section 2.17(b).

                  "Indebtedness" of any Person means and includes all obligations of such Person which in accordance with GAAP should be classified upon a balance sheet of such Person as liabilities of such Person.

                  "Intangible Assets" means at any date the total amount of all assets of the Borrower and its Subsidiaries that are properly classified as "intangible assets" in accordance with GAAP and, in any event, shall include, without limitation, goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, and deferred charges other than prepaid insurance, prepaid leases and prepaid taxes and current deferred taxes which are classified on the balance sheet of the Borrower and its Subsidiaries as a current asset in accordance with GAAP and in which classification the Borrower's independent public accountants concur; provided that the foregoing Intangible Assets shall be deemed to be in an amount equal to zero at all times during which such Intangible Assets, in the aggregate, are less than 2% of stockholders' equity of the Borrower.

                  "Interest Period" means, for each Eurodollar Rate Advance or Adjusted CD Rate Advance comprising part of the same Revolving Credit Borrowing, the period commencing on the date of such Revolving Credit Advance or the date of the Conversion of any Revolving Credit Advance into such an Revolving Credit Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to Eurodollar Rate Advances or Adjusted CD Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months in the case of a Eurodollar Rate Advance, and 30, 60, 90, 120 or 180 days in the case of an Adjusted CD Rate Advance, in each case, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (i) the Borrower may not select any Interest Period that ends after the Termination Date;

                  (ii) Interest Periods commencing on the same date for Eurodollar Rate Advances or Adjusted CD Rate Advances comprising part of the same Revolving Credit Borrowing shall be of the same duration;

                  (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, in the case of an Interest Period for a Eurodollar Rate Advance that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (iv) in the case of an Interest Period for a Eurodollar Rate Advance, whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Lease Financed Amount" means, with respect to Off-Balance Sheet Leases, (a) in the case of the Existing Off-Balance Sheet Lease, the sum of the aggregate outstanding principal amount of the Loans (as defined therein) and the outstanding Investment Amounts (as defined therein) or (b) in the case of any other Off-Balance Sheet Lease, the sum of the comparable amounts as defined therein.

                  "Lenders" means the Initial Lenders, each Assuming Lender that shall become a party hereto pursuant to Section 2.17 or 2.18 and each Person that shall become a party hereto pursuant to Section 8.07.

                  "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

Off Balance Sheet Leases and the arrangements set forth therein shall be excluded from this definition; provided that:

                  (a) if any portion of the Lease Financed Amount is included in Debt under the last sentence of the definition of Debt, then for purposes of Section 5.02(e), Off-Balance Sheet Leases and the arrangements set forth therein shall be deemed to create a Lien securing the Excess Lease Financed Amount; and

                  (b) if Off-Balance Sheet Leases and the arrangements set forth therein create a lien on any property or assets other than (i) the property and assets leased pursuant to Off-Balance Sheet Leases, (ii) rights of the Borrower as sublessor of any portion of such property and assets and (iii) Permitted Lease Collateral, such lien shall not be excluded from this definition.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation U.

                  "Material Adverse Effect" means any material adverse change in the business, condition (financial or otherwise) or operations of the Borrower or the Borrower and its Subsidiaries taken as a whole.

                  "Material Debt" means Debt (other than the Notes) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $75,000,000.

                  "Material Financial Obligations" means a principal or face amount of Debt and/or payment obligations (calculated after giving effect to any applicable netting agreements) in respect of

Hedge Agreements of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $75,000,000.

                  "Material Plan" means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of $75,000,000.

                  "Maturity Date" means the date the Revolving Credit Advances are declared due and payable pursuant to Section 6.01.

                  "Minority Interests" means any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Borrower and/or one or more of its Subsidiaries.

                  "Moody's" means Moody's Investors Service, Inc. or its successors.

                  "Multiemployer Plan" means, at any time, an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contribution, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

                  "Non-Consenting Lender" has the meaning specified in Section 2.18(b).

                  "Notice of Revolving Credit Borrowing" has the meaning specified in Section 2.02(a).

                  "Off-Balance Sheet Leases" means one or more lease agreements and related agreements entered into by the Borrower or any of its Subsidiaries form time to time, in each case in a transaction which the Borrower or such Subsidiary intends to be treated as an "operating lease" for financial reporting purposes but as a loan for one or more of the following purposes: (a) federal, state and local income or franchise tax, (b) bankruptcy, (c) real estate law and
(d) commercial law (including uniform commercial law).

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "Permitted Lease Collateral" means any cash or cash equivalents securing the obligations of the Borrower or its Subsidiaries in any Off-Balance Sheet Lease.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

                  "Plan" means, at any time, an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                  "Public Debt Rating" means, as of any date for S&P, the lowest rating that has been most recently announced by S&P for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower and, as of any date for Moody's, the lowest rating that has been most recently announced by Moody's for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 5 under the definition of "Applicable Margin" or "Applicable Percentage", as the case may be; (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the higher rating; (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

                  "Reference Banks" means Citibank and KeyBank, National Association.

                  "Register" has the meaning specified in Section 8.07(d).

                  "Reportable Event" means any "reportable event" as defined in section 4043 of ERISA for which the 30-day notice requirement has not been waived under applicable regulations.

                  "Required Lenders" means at any time Lenders owed at least 51% of the then aggregate unpaid principal amount of the Revolving Credit Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least 51% of the Commitments.

                  "Revolving Credit Advance" means an advance by a Lender to the Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance, a Eurodollar Rate Advance or an Adjusted CD Rate Advance (each of which shall be a "Type" of Revolving Credit Advance).

                  "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

                  "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Lender, delivered pursuant to a request made under Section 2.15 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

                  "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or its successors.

                  "SEC" means the Securities and Exchange Commission.

                  "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

                  "Tangible Assets" means, at any date, Consolidated Total Assets (less depreciation, depletion and other properly deductible valuation reserves) after deducting (but without duplication) Intangible Assets.

                  "Termination Date" means the earlier of (a) September 17, 2006, subject to the extension thereof pursuant to Section 2.18 and (b) the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01; provided, however, that the Termination Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section 2.18 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.

                  "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

                  "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  SECTION 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                  SECTION 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

                  SECTION 2.01 The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding such Lender's Commitment. Each Revolving Credit Borrowing shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.09 and reborrow under this Section 2.01.

                  SECTION 2.02 Making the Revolving Credit Advances. (a) Each Revolving Credit Borrowing shall be made on notice, given not later than (x) 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, (y) 1:00 P.M. (New York City time) on the second Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Adjusted CD Rate Advances or (z) 12:00 noon (New York City time) on the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier or email. Each such notice of a Revolving Credit Borrowing (a "Notice of Revolving Credit Borrowing") shall be by telephone or email, confirmed immediately in writing, or telecopier or email in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing, (ii) Type of Revolving Credit Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances or Adjusted CD Rate Advances, initial Interest Period for each such Revolving Credit Advance. Each Lender shall, before 2:00 P.M. (New York City time) on the date of such Revolving Credit Borrowing make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Revolving Credit Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's address referred to in Section 8.02.

                  (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances or Adjusted CD Rate Advances for any Revolving Credit Borrowing if the aggregate amount of such Revolving Credit Borrowing is less than $10,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.07 or 2.11 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than six separate Revolving Credit Borrowings.

                  (c) Each Notice of Revolving Credit Borrowing shall be irrevocable and binding on the Borrower.

                  (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Revolving Credit Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Revolving Credit Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Revolving Credit Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement.

                  (e) The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Revolving Credit Borrowing.

                  SECTION 2.03 Fees. (a) Facility Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Commitment from the date hereof in the case of each Initial Lender and from the effective date specified in the Assumption Agreement or in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing December 31, 2003, and on the Termination Date.

                  (b) Administrative Agent's and Syndication Agent's Fees. The Borrower shall pay to the Administrative Agent and the Syndication Agent such fees as may from time to time be agreed in writing between the Borrower and each of the Administrative Agent and the Syndication Agent, respectively.

                  SECTION 2.04 Optional Termination or Reduction of the Commitments. The Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part, the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof. Once terminated or reduced, a commitment may not be reinstated.

                  SECTION 2.05 Repayment of Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

                  SECTION 2.06 Interest on Revolving Credit Advances. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing to each Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

                           (i) Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time plus
         (z) the Applicable Utilization Fee, if any, in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                           (ii) Eurodollar Rate Advances. During such periods as such Revolving Credit Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Revolving Credit Advance plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee, if any, in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                           (iii) Adjusted CD Rate Advances. During such periods as such Revolving Credit Advance is an Adjusted CD Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Adjusted CD Rate for such Interest Period for such Revolving Credit Advance plus
         (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee, if any, in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than 90 days, on each day that occurs during such Interest Period every 90 days from the first day of such Interest Period and on the date such Adjusted CD Rate Advance shall be Converted or paid in full.

                  (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Revolving Credit Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i), (a)(ii) or
(a)(iii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Revolving Credit Advance pursuant to clause (a)(i), (a)(ii) or
(a)(iii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

                  SECTION 2.07 Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate and each Adjusted CD Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.06(a)(i), (ii) or (iii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.06(a)(ii) or (iii).

                  (b) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Revolving Credit Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                  (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances or Adjusted CD Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Revolving Credit Advances will automatically, on the last day of the then existing Interest Period therefor, be Converted into Base Rate Advances.

                  (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances or Adjusted CD Rate Advances comprising any Revolving Credit Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Revolving Credit Advances shall automatically Convert into Base Rate Advances.

                  (e) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Advance and each Adjusted CD Rate Advance will automatically, on the last day of the then existing Interest Period therefor Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances or Adjusted CD Rate Advances shall be suspended.

                  (f) If, with respect to Eurodollar Rate Advances, Dow Jones Markets Telerate Page 3750 (or any successor page) is unavailable and fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances or if fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the Adjusted CD Rate for any Adjusted CD Rate Advances,

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

                           (i) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances or Adjusted CD Rate Advances, as the case may be,

                           (ii) with respect to Eurodollar Rate Advances or Adjusted CD Rate Advances, as the case may be, each such Revolving Credit Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Revolving Credit Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

                           (iii) the obligation of the Lenders to make Eurodollar Rate Advances or Adjusted CD Rate Advances, as the case may be, or to Convert Revolving Credit Advances into Eurodollar Rate Advances or Adjusted CD Rate Advances, as the case may be, shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                  SECTION 2.08 Optional Conversion of Revolving Credit Advances. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 12:00 noon (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.11, Convert all Revolving Credit Advances of one Type comprising the same Revolving Credit Borrowing into Revolving Credit Advances of another Type; provided, however, that any Conversion of Eurodollar Rate Advances or Adjusted CD Rate Advances into Advances of another type shall be made only on the last day of an Interest Period for such Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances or Adjusted CD Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Revolving Credit Advances shall result in more separate Revolving Credit Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify
(i) the date of such Conversion, (ii) the Revolving Credit Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances or Adjusted CD Rate Advances, the duration of the initial Interest Period for each such Revolving Credit Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                  SECTION 2.09 Optional Prepayments of Revolving Credit Advances. The Borrower may, upon notice at least two Business Days' prior to the date of such prepayment, in the case of Eurodollar Rate Advances or Adjusted CD Rate Advances, and not later than 12:00 noon (New York City time) on the date of such prepayment, in the case of Base Rate Advances, to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance or an Adjusted CD Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

                  SECTION 2.10 Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the Effective Date or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) after the Effective Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or Adjusted CD Rate Advances (excluding for purposes of this Section 2.10 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.13 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

                  (c) If any Lender fails to give the Borrower any prompt notice required by this Section 2.10, the Borrower shall not be required to indemnify and compensate such Lender or the Administrative Agent under this Section 2.10 for any amounts attributable to the event or factual circumstance required to be disclosed in such notice and arising during or with respect to any period ending more than 90 days before notice thereof has been delivered to the Borrower, provided that this subsection (c) shall in no way limit the right of any Lender or the Administrative Agent to demand or receive compensation to the extent that such compensation relates to any law, rule, regulation, interpretation, administration, request or directive (or any change therein) which by its terms has retroactive application if such notice is given within 90 days after the date of enactment or effectiveness of such retroactive law, rule, regulation, interpretation, administration, request or directive (or change therein).

                  SECTION 2.11 Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (a) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (b) the obligation of the Lenders to make Eurodollar Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                  SECTION 2.12 Payments and Computations. (a) The Borrower shall make each payment hereunder not later than 11:00 A.M. (New York City time) on the day when due to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.03(b), 2.10, 2.13 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its

Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.17 or an extension of the Termination Date pursuant to Section 2.18, and upon the Administrative Agent's receipt of such Lender's Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date or Extension Date, as the case may be, the Administrative Agent shall make all payments hereunder and under any Revolving Credit Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Revolving Credit Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, all computations of interest based on the Eurodollar Rate, the Adjusted CD Rate or the Federal Funds Rate and of facility fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Whenever any payment hereunder or under the Revolving Credit Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate in the case of Revolving Credit Advances denominated in Dollars.

                  SECTION 2.13 Taxes. (a) Any and all payments by the Borrower hereunder or under the Revolving Credit Notes shall be made, in accordance with
Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agents, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Agents (as the case may be) are organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Revolving Credit Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any

Taxes from or in respect of any sum payable hereunder or under any Revolving Credit Note to any Lender or any Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Revolving Credit Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Revolving Credit Notes (hereinafter referred to as "Other Taxes").

                  (c) The Borrower shall indemnify each Lender and Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.13) imposed on or paid by such Lender or Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Revolving Credit Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assumption Agreement or the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service forms W-8BEN or W-8EC1, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Revolving Credit Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN or W-8EC1, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

                  (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.13(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.13(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

                  (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.13 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                  SECTION 2.14 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Credit Advances owing to it (other than pursuant to Section 2.10, 2.13 or 8.04(c)) in excess of its ratable share of payments on account of the Revolving Credit Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 2.15 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Revolving Credit Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Revolving Credit Advances. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a Revolving Credit Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Revolving Credit Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Revolving Credit Note payable to the order of such Lender in a principal amount up to the Commitment of such Lender.

                  (b) The Register maintained by the Administrative Agent pursuant to Section 8.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Revolving Credit Borrowing made hereunder, the Type of Revolving Credit Advances comprising such Revolving Credit Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender's share thereof.

                  (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

                  SECTION 2.16 Use of Proceeds. The proceeds of the Revolving Credit Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely for general corporate purposes of the Borrower and its Subsidiaries, including commercial paper backstop.

                  SECTION 2.17 Increase in the Aggregate Commitments. (a) The Borrower may, at any time but in any event not more than once in any calendar year prior to the Termination Date, by notice to the Administrative Agent, request that the aggregate amount of the Commitment be increased by integral multiples of $10,000,000 in excess thereof (each a "Commitment Increase") to be effective as of a date that is at least 90 days prior to the scheduled Termination Date then in effect (the "Increase Date") as specified in the related notice to the Administrative Agent; provided, however, that (i) in no event shall the aggregate amount of the Commitments at any time exceed $350,000,000 and (ii) on the date of any request by the Borrower for a Commitment Increase and on the related Increase Date, the applicable conditions set forth in Article III shall be satisfied.

                  (b) The Administrative Agent shall promptly notify the Lenders of a request by the Borrower for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the "Commitment Date"). Each Lender that is willing to participate in such requested Commitment Increase (each an "Increasing Lender") shall, in its sole discretion, give written notice to the Administrative Agent on or prior to the Commitment Date of the amount (the "Proposed Increased Commitment") by which it is willing to increase its Commitment. If the Lenders notify the Administrative Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein ratably according to their respective Proposed Increased Commitments.

                  (c) Promptly following each Commitment Date, the Administrative Agent shall notify the Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in any requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Borrower may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount of $15,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (d) On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with
Section 2.17(c) (each such Eligible Assignee and each Eligible Assignee that agrees to an extension of the Termination Date in accordance with Section 2.17(c), an "Assuming Lender") shall become a Lender party to this Agreement as of such Increase Date and the Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.17(b)) as of such Increase Date; provided, however, that the Administrative Agent shall have received on or before such Increase Date the following, each dated such date:

                           (i) (A) certified copies of resolutions of the Board of Directors of the Borrower or the Executive Committee of such Board approving the Commitment Increase and the corresponding modifications to this Agreement and (B) opinions of counsel for the Borrower (which may be in-house counsel), in substantially the form of Exhibits D and E hereto;

                           (ii) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Borrower and the Administrative Agent (each an "Assumption Agreement"), duly executed by such Eligible Assignee, the Administrative Agent and the Borrower; and

                           (iii) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Borrower and the Administrative Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.17(d), the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrower, on or before 1:00 P.M. (New York City time) by telecopier, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.

                  SECTION 2.18 Extension of Termination Date. (a) At least 30 days but not more than 45 days prior to the Termination Date, the Borrower, by written notice to the Administrative Agent, may request an extension of the Termination Date in effect at such time by 364 days from its then scheduled expiration. The Administrative Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, no earlier than 30 days, but in any event, not later than 20 days prior to the Termination Date, notify the Administrative Agent in writing as to whether such Lender will consent to such extension. The Administrative Agent shall notify the Borrower, in writing, of the Lenders' decisions no later than 15 days prior to the Termination Date. If any Lender shall fail to notify the Administrative Agent and the Borrower in writing of its consent to any such request for extension of the Termination Date at least 20 days prior to the Termination Date, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Administrative Agent shall notify the Borrower not later than 15 days prior to the Termination Date of the decision of the Lenders regarding the Borrower's request for an extension of the Termination Date.

                  (b) If all the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.18, the Termination Date in effect at such time shall, effective as at the Termination Date (the "Extension Date"), be extended for 364 days; provided that on each Extension Date, the applicable conditions set forth in Section 3.02 shall be satisfied. If less than all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.18, the

Termination Date in effect at such time shall, effective as at the applicable Extension Date, be extended as to those Lenders that so consented (each a "Consenting Lender") but shall not be extended as to any other Lender (each a "Non-Consenting Lender"). To the extent that the Termination Date is not extended as to any Lender pursuant to this Section 2.18 and the Commitment of such Lender is not assumed in accordance with subsection (c) of this Section
2.18 on or prior to the applicable Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Termination Date without any further notice or other action by the Borrower, such Lender or any other Person; provided that such Non-Consenting Lender's rights under Sections 2.10, 2.13 and 8.04, and its obligations under Section 7.05, shall survive the Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for any requested extension of the Termination Date.

                  (c) If less than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.18, the Administrative Agent shall promptly so notify the Consenting Lenders, and each Consenting Lender may, in its sole discretion, give written notice to the Administrative Agent not later than 10 days prior to the Termination Date of the amount of the Non-Consenting Lenders' Commitments for which it is willing to accept an assignment. If the Consenting Lenders notify the Administrative Agent that they are willing to accept assignments of Commitments in an aggregate amount that exceeds the amount of the Commitments of the Non-Consenting Lenders, such Commitments shall be allocated among the Consenting Lenders willing to accept such assignments in such amounts as are agreed between the Borrower and the Administrative Agent. If after giving effect to the assignments of Commitments described above there remains any Commitments of Non-Consenting Lenders, the Borrower may arrange for one or more Consenting Lenders or other Eligible Assignees as Assuming Lenders to assume, effective as of the Extension Date, any Non-Consenting Lender's Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $15,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $15,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:

                           (i) any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Revolving Credit Advances, if any, of such Non-Consenting Lender plus (B) any accrued but unpaid facility fees owing to such Non-Consenting Lender as of the effective date of such assignment;

                           (ii) all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

                           (iii) with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 8.07(a) for such assignment shall have been paid;

provided further that such Non-Consenting Lender's rights under Sections 2.10,
2.13 and 8.04, and its obligations under Section 7.05, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Borrower and the Administrative Agent an Assumption Agreement, duly executed by such Assuming Lender, such Non-Consenting Lender, the Borrower and the Administrative Agent, (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Borrower and the Administrative Agent as to the increase in the amount of its Commitment and (C) each Non-Consenting Lender being replaced pursuant to this Section 2.18 shall have delivered to the Administrative Agent any Revolving Credit Note or Revolving Credit Notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses
(i), (ii) and (iii) of the immediately preceding sentence, each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

                  (d) If all of the Lenders (after giving effect to any assignments pursuant to subsection (b) of this Section 2.18) consent in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Administrative Agent shall so notify the Borrower, and, so long as no Default shall have occurred and be continuing as of such Extension Date, or shall occur as a consequence thereof, the Termination Date then in effect shall be extended for the additional 364-day period as described in subsection (a) of this Section 2.18, and all references in this Agreement, and in the Revolving Credit Notes, if any, to the "Termination Date" shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Termination Date as so extended. Promptly following each Extension Date, the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

                  SECTION 3.01 Conditions Precedent to Effectiveness of Section
2.01. Section 2.01 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

                  (a) There shall have occurred no material adverse change in the properties, business, profits or condition (financial or otherwise) of the Borrower or of the Borrower and its Subsidiaries taken as a whole since October 27, 2002, except as disclosed in the Borrower's filings with the SEC prior to the date hereof.

                  (b) Except as set forth under the heading "Legal Proceedings" in the Borrower's 2002 Form 10-K and other SEC filings filed by Borrower prior to the Effective Date, there shall exist no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (i) in which there is a reasonable possibility of an adverse determination which would have a Material Adverse Effect, or (ii) which in any manner draws into question the validity of this Agreement or the Revolving Credit Notes.

                  (c) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law, regulation or provision in an existing agreement shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

                  (d) The Borrower shall have notified each Lender and the Administrative Agent in writing as to the proposed Effective Date.

                  (e) The Borrower shall have paid all accrued fees and expenses of the Administrative Agent and the Lenders (including the accrued fees and expenses of counsel to the Administrative Agent) as agreed separately in writing by the parties to such agreement.

                  (f) On the Effective Date, the following statements shall be true:

                           (i) The representations and warranties contained in Section 4.01 are correct on and as of the Effective Date, and

                           (ii) No event exists that constitutes a Default or Event of Default.

                  (g) The Administrative Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Administrative Agent and (except for the Revolving Credit Notes) in sufficient copies for each Lender:

                           (i) The Revolving Credit Notes to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.15.

                           (ii) Certified copies of the general resolutions of the Board of Directors of the Borrower which authorize the Borrower to enter into this Agreement and the Revolving Credit Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Revolving Credit Notes.

                           (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Revolving Credit Notes and the other documents to be delivered hereunder.

                           (iv) A favorable opinion of the Vice President, Legal Affairs or of the Group Vice President, Legal Affairs and Intellectual Property of the Borrower, substantially in the form of Exhibit D hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

                           (v) A favorable opinion of Orrick, Herrington & Sutcliffe, L.L.P., counsel for the Borrower, substantially in the form of Exhibit E hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

                           (vi) A favorable opinion of Shearman & Sterling LLP, counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

                  SECTION 3.02 Conditions Precedent to Each Revolving Credit Borrowing, Increase Date and Extension Date. The obligation of each Lender to make a Revolving Credit Advance on the occasion of each Revolving Credit Borrowing, each Commitment Increase and each extension of Commitments pursuant to Section 2.18 shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Revolving Credit Borrowing, the applicable Increase Date or the applicable Extension Date (a) the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing, request for Commitment Increase, request for extension of Commitments and the acceptance by the Borrower of the proceeds of such Revolving Credit

Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Revolving Credit Borrowing, such Increase Date or such Extension Date such statements are true):

                           (i) the representations and warranties contained in Section 4.01 are correct on and as of the date of such Revolving Credit Borrowing, before and after giving effect to such Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

                           (ii) no event has occurred and is continuing, or would result from such Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.

                  SECTION 3.03 Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Administrative Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) Corporate Existence and Power. Each of the Borrower and each Subsidiary:

                           (i) is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation;

                           (ii) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted, except where failures to have such licenses and permits would not, in the aggregate, have a Material Adverse Effect; and

                           (iii) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where failures to be so licensed, qualified or in good standing would not, in the aggregate, have a Material Adverse Effect.

                  (b) Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Revolving Credit Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                  (c) Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and each Revolving Credit Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) general principles of equity.

                  (d) Financial Information. (i) The consolidated balance sheet of the Borrower and its Subsidiaries as of October 27, 2002 and the related consolidated statements of operations and cash flows for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP and set forth in the Borrower's 2002 Form 10-K (or an exhibit thereto), a copy of which has been obtained by each of the Lenders, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

                           (ii) There has been no material adverse change since October 27, 2002 in the business, financial position or results of operations of the Borrower and its Subsidiaries, considered as a whole, except as disclosed in the Borrower's filings with the SEC prior to the Effective Date.

                  (e) Litigation. Except as set forth under the heading "Legal Proceedings" in the Borrower's 2002 Form 10-K and as disclosed in any SEC filings of the Borrower made prior to the Effective Date, and then only to the extent that there have been no adverse developments with respect to such "Legal Proceedings" since such Form 10-K was delivered to the Administrative Agent, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower any investigation, action suit or proceeding threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (i) in which there is a reasonable possibility of an adverse determination which would have a Material Adverse Effect, or (ii) which in any manner draws into question the validity of this Agreement or the Revolving Credit Notes.

                  (f) Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code which will violate Section 5.02(a) hereof or (iii) incurred any unpaid liability in excess of $75,000,000 under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

                  (g) Environmental Matters. The Borrower has a process of conducting periodic internal reviews relating to compliance by the Borrower and its Subsidiaries with Environmental Laws and liabilities thereunder. On the basis of such reviews and other business processes, except as set forth in the Borrower's 2002 Form 10-K, nothing has come to the attention of the Borrower which would lead it to believe that costs associated with compliance with Environmental Laws or liabilities thereunder

(including, without limitation, any capital or operating expenses required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would have a Material Adverse Effect.

                  (h) Taxes. All federal and state income tax returns required to be filed by the Borrower or any Subsidiary in any jurisdiction have, in fact, been filed and all other tax returns required to be filed in any other jurisdiction have, in fact, been filed, except where the failure to so file in such jurisdictions (other than in connection with federal or state income tax returns) would not have a Material Adverse Effect, and all taxes, assessments, fees and other governmental charges upon the Borrower or any Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns, have been paid. For all taxable years ending on or before October 1994, the Federal income tax liability of the Borrower and its Subsidiaries has been satisfied and either the period of limitations on assessment of additional Federal income tax has expired or the Borrower and its Subsidiaries have entered into an agreement with the Internal Revenue Service closing conclusively the total tax liability for the taxable year. The provisions for taxes on the books of the Borrower and each Subsidiary are adequate for all open years, and for its current fiscal period.

                  (i) No Regulatory Restrictions on Borrowing. The Borrower is not (i) primarily engaged in a business or businesses of investing, reinvesting, owning, holding or trading in securities; (ii) a "holding company" or a "subsidiary company" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) otherwise subject to any regulatory scheme applicable to it which restricts its ability to incur debt under this Agreement.

                  (j) Full Disclosure. All written information heretofore furnished by the Borrower to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such written information hereafter furnished by the Borrower to the Administrative Agent or any Lender will not, contain any untrue statement of a material fact or in the aggregate omit a material fact necessary to make the statements therein not misleading on the date as of which such information is stated or certified. There is no fact peculiar to the Borrower or its Subsidiaries which the Borrower has not disclosed to the Lenders in writing which has had or, so far as the Borrower can now reasonably foresee, will have a Material Adverse Effect.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

                  SECTION 5.01 Affirmative Covenants. So long as any Revolving Credit Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

                  (a) Compliance with Laws, Etc. Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except (A) where the necessity of compliance therewith is contested in good faith by appropriate proceedings or (B) where the violation of which, individually or in the aggregate, would not reasonably be expected to
(x) result in a Material Adverse Effect or (y) if such violation is not remedied, result in any Lien not permitted under Section 5.02(a).

                  (b) Payment of Obligations. Pay and discharge, and cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and maintain, and cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

                  (c) Maintenance of Property; Insurance. (i) Keep, and cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; provided that nothing in this Section 5.01(c)(i) shall prevent the abandonment of any property if such abandonment does not result in any Default hereunder and the Borrower determines, in the exercise of its reasonable business judgment, that such abandonment is in the interest of the Borrower.

                           (ii) Maintain, and cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers and in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties in similar locations.

                  (d) Preservation of Corporate Existence, Etc. Preserve, renew and keep in full force and effect, and cause each Subsidiary to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges and franchises, except to the extent that failures to maintain their respective rights, privileges and franchises could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; provided that nothing in this Section 5.01(d) shall prohibit (A) the merger of a Subsidiary into the Borrower or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (B) the termination on of the corporate existence of any Subsidiary if such termination does not result in any Default hereunder and the Borrower determines, in the exercise of its reasonable business judgment, that such termination is in the interest of the Borrower.

                  (e) Visitation Rights. Permit any Lender (i) to visit and inspect during normal business hours (at the expense of such Lender unless an Event of Default has occurred and is continuing), under the Borrower's guidance and, so long as no Default shall have occurred and be continuing, upon not less than three Business Days' prior notice, any of the properties of the Borrower or any Subsidiary, (ii) to examine (to the extent material to ascertaining compliance with the terms and provisions hereof or to the extent reasonably related to the financial condition or material operations of the Borrower or a Subsidiary) all of their books of account, records, reports and other papers, and to make copies and extracts therefrom (other than attorney-client privileged and attorney work-product documents) and (iii) to the extent material to ascertaining compliance with the terms and provisions hereof or to the extent reasonably related to the financial condition or material operations of the Borrower or a Subsidiary, to discuss their respective affairs, finances and accounts with their respective officers, employees (who are managers or officers), and independent public accountants and by this provision the Borrower authorizes said accountants to discuss with such Lenders the finances and affairs of the Borrower and its Subsidiaries; provided that such Lender shall have given prior written notice to the Borrower of its intention to discuss such finances and affairs with such accountants and have given the Borrower the opportunity to participate in such discussions, all at such reasonable times and as often as may be reasonably requested. Notwithstanding the above, the Borrower may, if and to the extent required by applicable law, deny such access or information to any Lender.

                  (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with generally accepted accounting principles in effect from time to time.

                  (g) Reporting Requirements. Deliver in writing or by email to each of the Lenders (except as stated in clauses (i), (ii), (iv), (vi), (vii) and (ix) below and Section 8.01(b)) or make available electronically:

                           (i) as soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

                                    (A) a consolidated balance sheet of the
                           Borrower and its Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures as of the close of the fiscal year then most recently ended,

                                    (B) consolidated statements of operations of
                           the Borrower and its Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding period and portion of the preceding fiscal year and

                                    (C) a consolidated statement of cash flows
                           of the Borrower and its Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, it being agreed that (1) delivery of such financial statements shall be deemed to be a representation by the Borrower that such financial statements fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Subsidiaries as of the close of such quarterly fiscal period and their consolidated results of operations and cash flows for the portion of the fiscal year ending at the end of such quarterly fiscal period (subject to normal year-end adjustments) and (2) the Borrower may satisfy the requirements of this Section 5.01(a)(i) by filing its Quarterly Report on Form 10-Q with the SEC; provided that such Form 10-Q satisfies the foregoing requirements of this paragraph (i);

                           (ii) as soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, copies of:

                                    (A) a consolidated balance sheet of the
                           Borrower and its Subsidiaries as of the close of such fiscal year, and

                                    (B) consolidated statements of operations
                           and cash flows of the Borrower and its Subsidiaries for such fiscal year,

                  in each case setting forth in comparative form the consolidated figures for the two preceding fiscal years, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Borrower to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as of the end of the fiscal year being reported on and their consolidated results of operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards, it being agreed that the Borrower may satisfy the requirements of this Section 5.01(a)(ii) by filing its Annual

                  Report on Form 10-K with the SEC; provided that such Form 10-K (including the exhibits filed therewith) satisfies the requirements of this paragraph (ii);

                           (iii) promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Borrower or any Subsidiary and any management letter received from such accountants, in all cases, material to the financial condition or operations of the Borrower or of the Borrower and its Subsidiaries taken as a whole;

                           (iv) promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and of each regular or periodic report, and any registration statement or prospectus (other than those on Form S-8) filed by the Borrower or any Subsidiary with any securities exchange or the SEC or any successor agency; provided that the filing of such document with the SEC shall satisfy such requirement, and copies of any orders in any proceedings to which the Borrower or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Borrower or any of its Subsidiaries, which orders are material to the financial condition or operations of the Borrower or the Borrower and its Subsidiaries taken as a whole;

                           (v) promptly upon the occurrence thereof, written notice of (A) a Reportable Event with respect to any Plan; (B) the institution of any steps by the Borrower, any ERISA Affiliate, the PBGC or any other person to terminate any Plan if such termination were to result in a liability of the Borrower or any Subsidiary to the PBGC in an amount which could materially and adversely affect the condition, financial or otherwise, of the Borrower or of the Borrower and its Subsidiaries taken as a whole; (C) the institution of any steps by the Borrower or any ERISA Affiliate to withdraw from any Plan or any Multiemployer Plan if such withdrawal would result in a liability of the Borrower or any Subsidiary in an amount which could materially and adversely affect the condition, financial or otherwise, of the Borrower or of the Borrower and its Subsidiaries taken as a whole; (D) a "prohibited transaction" within the meaning of Section 406 of ERISA (which has not been exempted under or pursuant to Section 408 of ERISA) in connection with any Plan if such "prohibited transaction" would result in a liability of the Borrower or any Subsidiary in an amount which could materially and adversely affect the condition, financial or otherwise, of the Borrower or of the Borrower and its Subsidiaries taken as a whole; (E) any increase in the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement welfare liability in an amount that could have a Material Adverse Effect; or
         (F) the taking of any action by, or the threat in writing of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing;

                           (vi)     within the periods provided in paragraphs
         (i) and (ii) above, a certificate of an authorized financial officer of the Borrower stating that such officer has reviewed the provisions of this Agreement and (A) setting forth the information and computations (in sufficient detail) required in order to establish whether the Borrower was in compliance with the requirements of Sections 5.02(a), 5.02(e) and 5.03 at the end of the period covered by the financial statements then being furnished and (B) stating whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Borrower is taking and proposes to take with respect thereto; provided, that the email of such certificate in accordance with Section 8.01(b) shall satisfy the delivery requirements of this paragraph;

                           (vii) within the period provided in paragraph (ii) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating (A) that they have reviewed this Agreement, and (B) whether, in making their audit, such accountants have become aware of any Default under Section 6.01 insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists specifying the nature and period of existence thereof; provided, that the email of such certificate in accordance with Section 8.01(b) shall satisfy the delivery requirements of this paragraph;

                           (viii) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking and proposes to take with respect thereto;

                           (ix) promptly upon any change in the Public Debt Rating, a notice reporting such change and stating the date on which such change was publicly announced by the relevant rating agency, such notice to be delivered by the Borrower to the Administrative Agent (which shall promptly advise the Lenders thereof if the Applicable Margin, the Applicable Percentage or the Applicable Utilization Fee is affected by such change in the Public Debt Rating); and

                           (x)      from time to time such additional
         information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

                  SECTION 5.02 Negative Covenants. So long as any Revolving Credit Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

                  (a) Liens, Etc. Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or upon any income or profits therefrom, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

                           (i) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not at the time required by Section 5.01(a) or (b);

                           (ii) any Lien of or resulting from any judgment or award; provided that either (A) the amount secured thereby does not exceed $75,000,000 or (B) if the amount secured thereby does exceed $75,000,000, the time for the appeal or petition for rehearing of such judgment or award shall not have expired, or the Borrower or a Subsidiary shall in good faith be prosecuting an appeal or proceeding for a review thereof, and execution of such judgment or award shall be stayed pending such appeal or proceeding for review;

                           (iii) Liens incidental to the conduct of business conducted by the Borrower and its Subsidiaries in the ordinary course of business or the ownership of properties and assets owned by the Borrower and its Subsidiaries (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business of the Borrower and its Subsidiaries and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                           (iv)     survey exceptions or encumbrances,
         encroachments, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, zoning restrictions, declarations of covenants, conditions and restrictions, other title exceptions or other restrictions as to the use of real properties, which are necessary or appropriate in the good faith judgment of the Borrower for the conduct of the business of the Borrower and its Subsidiaries and which, individually or in the aggregate, do not in any event materially impair their use in the operation of the business of the Borrower or of the Borrower and its Subsidiaries taken as a whole;

                           (v) Liens securing Indebtedness of a Subsidiary to the Borrower or to another Subsidiary;

                           (vi) Liens existing as of the Effective Date and reflected in Schedule 5.02(a) hereto, including any renewals, extensions or replacements of any such Lien, provided that:

                                    (A) no additional property is encumbered in
                           connection with any such renewal, extension or replacement of any such Lien; and

                                    (B) there is no increase in the aggregate
                           principal amount of Debt secured by any such Lien from that which was outstanding or permitted to be outstanding with respect to such Lien as of the Effective Date or the date of such renewal, extension or replacement, whichever is greater;

                           (vii) Liens incurred after the Effective Date given to secure the payment of the purchase price and/or other direct costs incurred in connection with the acquisition, construction, improvement or rehabilitation of assets including Liens incurred by the Borrower or any Subsidiary securing Debt incurred in connection with industrial development bond and pollution control financings, including Liens existing on such assets at the time of acquisition thereof or at the time of acquisition by the Borrower or a Subsidiary of any business entity (including a Subsidiary) then owning such assets, whether or not such existing Liens were given to secure the payment of the purchase price of the assets to which they attach, provided that (A) -------- except in the case of Liens existing on assets at the time of acquisition of a Subsidiary then owning such assets, the Lien shall be created within twelve (12) months of the later of the acquisition of, or the completion of the construction or improvement in respect of, such assets and shall attach solely to the assets acquired, purchased, or financed, (B) except in the case of Liens existing on assets at the time of acquisition of a Subsidiary then owning such assets or Liens in connection with industrial development bond or pollution control financings, at the time of the incurrence of such Lien, the aggregate amount remaining unpaid on all Debt secured by Liens on such assets whether or not assumed by the Borrower or a Subsidiary shall not exceed an amount equal to 75% of the lesser of the total purchase price or fair market value, at the time such Debt is incurred, of such assets (as determined in good faith by the Board of Directors of the Borrower), and (C) all such Debt shall have been incurred within the applicable limitation provided in Section 5.02(e);

                           (viii) Liens arising from the sale or transfer of accounts receivable and notes of the Borrower and its Subsidiaries, provided that (A) the Borrower and its Subsidiaries shall receive adequate consideration therefor and (B) all Debt, if any, secured by such Liens is incurred within the applicable limitation of Section 5.02(e);

                           (ix) Liens on notes or accounts receivable sold or transferred in a transaction which is accounted for as a true sale under GAAP;

                           (x) Liens securing Debt, to the extent that such Liens are not otherwise permitted by this Section 5.02(a), provided that (A) immediately after giving effect to the incurrence of any such Lien, the sum of the aggregate principal amount of all outstanding Debt secured by Liens permitted solely by reason of this Sections 5.02(a)(x) shall not exceed 15% of Consolidated Net Tangible Assets, and (B) the incurrence of such Debt is permitted by Section 5.02(e); and

                           (xi) Liens incurred in connection with any renewals, extensions or refundings of any Debt secured by Liens described in Sections 5.02(a)(vii), (viii), (ix) or (x), provided that there is no increase in the aggregate principal amount of Debt secured thereby and no additional property is encumbered.

In the event that any property of the Borrower or its Subsidiaries is subjected to a lien in violation of this Section 5.02(a), but no other provision of this Agreement including, without limitation, Section 5.02(e) (the Indebtedness secured by such lien being referred to as "Prohibited Secured Indebtedness"), such violation shall not constitute an Event of Default hereunder if the Borrower, substantially simultaneously with the incurrence of such lien, makes or causes to be made a provision whereby the Revolving Credit Notes will be secured equally and ratably with all Prohibited Secured Indebtedness and delivers to the Lenders an opinion to that effect, and, in any case, the Revolving Credit Notes shall have the benefit, to the full extent that, and with such priority as, the Lenders may be entitled to under applicable law, of an equitable lien to secure the Revolving Credit Notes on such property of the Borrower or its Subsidiaries that secures Prohibited Secured Indebtedness. The opinion referred to in the preceding sentence shall be addressed to each of the Lenders, shall contain such qualifications and limitations as are reasonably acceptable to the Lenders and shall be delivered by counsel of nationally recognized standing selected by the Borrower and satisfactory to the Required Lenders. Such counsel shall be deemed to be satisfactory to the Required Lenders unless, during the 15 day period after the Lenders have received written notice identifying such counsel, Lenders having more than 40% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, more than 40% of the aggregate unpaid principal amount of the Revolving Credit Advances, shall have objected to such selection in writing to the Borrower.

                  Notwithstanding any of the foregoing provisions of this
Section 5.02(a) including, without limitation, the terms and provisions of the preceding paragraph of this Section 5.02(a), the Borrower shall not, and shall not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien (other than Liens described in Section 5.02(a)(i) through (iv), inclusive) upon any land, property or buildings (or any interest therein) described as Special Unencumbered Property in Schedule 5.02(a)(xii) hereto.

                  (b) Consolidations, Mergers and Sales of Assets. Consolidate or merge with or into any other Person or sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets to any other Person; provided that the Borrower may merge with another Person if immediately after giving effect to such merger (x) no Default shall exist and (y) the Borrower is the surviving entity.

                  (c) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by GAAP.

                  (d) Change in Nature of Business. Engage, or permit any of its Subsidiaries to engage, in any business if, as a result, the primary business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Subsidiaries would be substantially changed from the business of the manufacture of capital equipment for the electronics industry.

                  (e) Debt. Consolidated Debt shall at all times be less than 50% of Consolidated Net Tangible Assets; provided that, at any time when the equity investments (valued at their then current book value) of the Borrower and its Subsidiaries in Equity Affiliates would otherwise exceed 5% of Consolidated Net Tangible Assets, Consolidated Net Tangible Assets shall be adjusted for purposes of this Section by deducting such equity investments (valued at their then current book value).

                  (f) Use of Proceeds. Use proceeds of the Revolving Credit Advances made under this Agreement, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock unless, at all times when any such proceeds are used to buy or carry Margin Stock, not more than 25% of the value (as determined by any reasonable method) of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) which are subject to any restriction in Sections 5.02(a) or 5.02(b) consists of Margin Stock.

                  (g) Transactions with Affiliates. Enter into or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's (as the case may be) business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

                  SECTION 5.03 Financial Covenants. So long as any Revolving Credit Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

                  (a) Consolidated Tangible Net Worth. Maintain at all times Consolidated Tangible Net Worth at an amount not less than the sum of:

                           (i)      ***, plus

                           (ii) *** of Consolidated Net Income for the period from October 27, 2002 to and including the date of any calculation hereunder, plus;

                           (iii) *** of the aggregate net proceeds received from the issuance from time to time of any equity of the Borrower or any Subsidiary during the period from October 27, 2002 to and including the date of any calculation hereunder, excluding any proceeds from the issuance of any equity pursuant to an employee stock plan.

                  (b) Cash and Cash Equivalents. Maintain at all times the sum of the aggregate amount of Cash and Cash Equivalents for the Borrower and its Subsidiaries less the amount of Consolidated Funded Debt of the Borrower in an amount not less than ***.

-----------------------------
*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01 Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) the Borrower shall fail to pay any principal of any Revolving Credit Advance when due or shall fail to pay any interest, fee, or other amount payable hereunder within three Business Days or five days after it becomes due, whichever is later;

                  (b) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

                  (c) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed (other than clause (a) above) if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender;

                  (d) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period;

                  (e) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (after the lapse of any cure period and the receipt of any required notices) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

                  (f) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall take any corporate action to authorize any of the foregoing; provided that no event otherwise constituting an Event of Default under this clause (f) shall be an Event of Default if the total assets of all entities with respect to which an event has occurred which would otherwise have constituted an Event of Default under this clause (f) or clause (g) do not exceed $75,000,000 in the aggregate;

                  (g) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; provided that no event otherwise constituting an Event of Default under this clause (g) shall be an Event of Default if the total assets of all entities with respect to which an event has occurred which would otherwise have constituted an Event of Default under clause
(f) or this clause (g) do not exceed $75,000,000 in the aggregate;

                  (h) any ERISA Affiliate shall fail to pay when due (or in the case of an ERISA Affiliate acquired by the Borrower or a Subsidiary after the due date thereof, within 30 days after such ERISA Affiliate is so acquired) an amount or amounts aggregating in excess of $75,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any ERISA Affiliate, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of
Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more ERISA Affiliates to incur a current payment obligation in excess of $50,000,000;

                  (i) final judgments or orders for the payment of money in excess of $75,000,000 in the aggregate (excluding amounts with respect to which a financially sound and reputable insurer has admitted liability) shall be rendered against the Borrower or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 consecutive days; or

                  (j) either (i) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said
Act) of 30% or more of the outstanding shares of Voting Stock of the Borrower; or (ii) during any period of 12 consecutive calendar months, commencing before or after the date of this Agreement, individuals who were directors of the Borrower on the first day of such period (the "Initial Directors") shall cease for any reason to constitute a majority of the board of directors of the Borrower unless the Persons replacing such individuals were nominated or elected by a majority of the directors (x) who were Initial Directors at the time of such nomination or election and/or (y) who were nominated or elected by a majority of directors who were Initial Directors at the time of such nomination or election;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Revolving Credit Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Revolving Credit Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Revolving Credit Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the case of any of the Events of Default specified in clause (f) or (g) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Lenders, the Commitments shall thereupon terminate and the Revolving Credit Advances (together with accrued interest thereon) shall immediately become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE VII

                            THE ADMINISTRATIVE AGENT

                  SECTION 7.01 Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the

Revolving Credit Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Revolving Credit Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                  SECTION 7.02 Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the Lender that made any Revolving Credit Advance as the holder of the Debt resulting therefrom until the Administrative Agent receives and accepts an Assumption Agreement entered into by an Assuming Lender as provided in Section 2.17 or 2.18, as the case may be, or an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.03 Citicorp and Affiliates. With respect to its Commitment, the Revolving Credit Advances made by it and the Revolving Credit
Note issued to it, Citicorp shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citicorp in its individual capacity. Citicorp and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citicorp were not the Administrative Agent and without any duty to account therefor to the Lenders.

                  SECTION 7.04 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section
4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 7.05 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Revolving Credit Advances then owed to each of them (or if no Revolving Credit Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement (collectively, the "Indemnified Costs"), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such reasonable expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by the Administrative Agent, any Lender or a third party.

                  SECTION 7.06 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent with the consent, so long as no Default has occurred and is continuing, of the Borrower (which consent shall not be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                  SECTION 7.07 Other Agents. Each Lender hereby acknowledges that none of the Syndication Agent, the Co-Documentation Agents or any other Lender designated as any "Agent" on the signature pages hereof has any liability hereunder other than in its capacity as a Lender.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Revolving Credit Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that:

                  (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following at any time:

                           (i)      waive any of the conditions specified in
         Section 3.01;

                           (ii)     change the number of Lenders or the
         percentage of the Commitments or the aggregate outstanding principal amount of Revolving Credit Advances that shall be required for any of the Lenders to take any action hereunder; or

                           (iii)    change this Section 8.01.

                  (b) no amendment, waiver or consent shall, unless in writing and signed by the Borrower, the Required Lenders and each of the Lenders that has a Commitment or is owed any amounts under or in respect thereof, if such Lender is directly affected by such amendment, waiver or consent:

                           (i) increase the Commitments of such Lender or subject such Lender to any additional obligations (other than as provided in Section 2.17 hereto);

                           (ii) reduce the principal or interest rate of, or interest on, any Revolving Credit Advance of such Lender or any fees or other amounts payable hereunder to such Lender; or

                           (iii) postpone any date scheduled for any payment of principal of, or interest on, any Revolving Credit Advance of such Lender or any fees or other amounts payable to such Lender.

                  SECTION 8.02 Notices, Etc.. (a) Except to the extent set forth in Section 8.02(b) and in the proviso to this Section 8.02(a), all notices and other communications provided under this Agreement shall be in writing (including telecopier or email communication) and mailed, telecopied, emailed or delivered (x) if to the Borrower, at its address at 3050 Bowers Avenue, Santa Clara, California 95054, Attention: Robert Friess; Telecopier: 408-986-7825; email: Robert_Friess@amat.com, with a copy to George S. Davis at his email address: george_davis@amat.com; provided, that if such notice is to be delivered pursuant to Section 6.01, 7.05, 8.01 or 8.07, then such notice shall be delivered by mail or express delivery (and not delivered electronically or by telecopy) at the address above to the Attention of: George S. Davis, Treasurer (or his successor) and Joseph Sweeney, Group Vice President, Legal Affairs and Intellectual Property (or his successor), or at such other address as shall be designated by Borrower in a written notice to the other parties; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on
Schedule I hereto and if to any other Lender, at its Domestic Lending Office specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender; or at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent; and
(z) if to the Administrative Agent, at its address at Two Penns Way, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department; Telecopier:
213-289-1899; email gregory.davis@citigroup.com and william.timmons@citigroup.com, or at such other address as shall be designated by the Administrative Agent in a written notice to the other parties, provided that materials required to be delivered pursuant to Sections 5.01(g)(vi) and
(vii) shall be delivered to the Administrative Agent as specified in Section 8.02(b) or as otherwise specified to the Borrower by the Administrative Agent from time to time. All such notices and communications shall, when mailed, telecopied or e-mailed, be effective when deposited in the mails, telecopied, or confirmed by e-mail, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Revolving

Credit Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                  (b) So long as Citibank or any of its Affiliates is the Administrative Agent, materials required to be delivered pursuant to Sections 5.01(g)(vi) and (vii) shall be delivered to the Administrative Agent in an electronic medium in a format acceptable to the Administrative Agent and the Lenders by e-mail at oploanswebadmin@citigroup.com. The Borrower agrees that the Administrative Agent may make such materials, as well as any other written information, documents, instruments and other material relating to the Borrower, any of its Subsidiaries or any other materials or matters relating to this Agreement, the Revolving Credit Notes or any of the transactions contemplated hereby (collectively, the "Communications") available to the Lenders by posting such notices on Intralinks, "e-Disclosure", the Administrative Agent's internet delivery system that is part of Fixed Income Direct, Global Fixed Income's primary web portal, or a substantially similar electronic system (the "Platform"), according to procedures to be agreed between the Administrative Agent and the Borrower from time to time; provided, that the Administrative Agent agrees not to post certain specific non-public information on the Platform, at the reasonable request of the Borrower. The Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform.

                  (c) Each Lender agrees that notice to it (as provided in the next sentence) (a "Notice") specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that if requested by any Lender the Administrative Agent shall deliver a copy of the Communications to such Lender by email or telecopier. Each Lender agrees (i) to notify the Administrative Agent in writing of such Lender's e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

                  SECTION 8.03 No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Revolving Credit Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 8.04 Costs and Expenses. (a) The Borrower shall pay
(i) all out-of pocket expenses of the Administrative Agent, including reasonable fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation of this Agreement (subject to any limits agreed upon in writing by the Borrower and the Administrative Agent), any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of pocket expenses incurred by the Administrative Agent and each Lender, including (without duplication) the reasonable fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

                  (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Revolving Credit Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Revolving Credit Advances or (ii) the actual or alleged presence of Hazardous Substances on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim for special, indirect, consequential or punitive damages against the Administrative Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to the Revolving Credit Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Revolving Credit Advances.

                  (c) If any payment of principal with respect to any Eurodollar Rate Advance or Adjusted CD Rate Advance, or any such Revolving Credit Advance is Converted to a different Type of Revolving Credit Advance (pursuant to Section 2.07(d) or (e), 2.09 or 2.11, acceleration of the maturity of the Revolving Credit Advances pursuant to Section 6.01 or for any other reason) other than on the last day of the Interest Period for such Revolving Credit Advance, or if the Borrower fails to borrow, prepay, Convert or continue any such Revolving Credit Advance after notice has been given to any Lender in accordance with Section 2.02(a), 2.08 or 2.09, the Borrower shall reimburse each Lender for any resulting loss or expense (with interest if appropriate) incurred by it or by an existing or prospective assignee or participant in the related Revolving Credit Advance, including (without limitation) any loss incurred in obtaining, liquidation or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, prepay, Convert or continue; provided that such Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall show in reasonable detail the basis for calculating such amount and shall be conclusive in the absence of manifest error.

                  (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.10, 2.13 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Revolving Credit Notes.

                  SECTION 8.05 Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Revolving Credit Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Revolving Credit Note held by such Lender, without limitation of clauses (i) and (ii) above, whether or not such Lender shall have made any demand under this Agreement or such Revolving Credit Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

                  SECTION 8.06 Binding Effect. This Agreement shall become effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                  SECTION 8.07 Assignments and Participations. (a) Each Lender may with the consent of the Administrative Agent and the Borrower and, if demanded by the Borrower (following a demand by such Lender pursuant to Section
2.10 or 2.13 and so long as no Default has occurred and is continuing) upon at least five Business Days' notice to such Lender and the Administrative Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Revolving Credit Advances owing to it and the Revolving Credit Note held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a) shall be arranged by the Borrower after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this
Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Revolving Credit Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and (vi) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Revolving Credit Note subject to such assignment and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                  (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit [C] hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

                  (d) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Revolving Credit Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Revolving Credit Advances owing to it and any Revolving Credit Note held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Revolving Credit Note for all purposes of this Agreement,
(iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Revolving Credit Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Revolving Credit Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

                  (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing to be bound by the terms of Section 8.08.

                  (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Revolving Credit Advances owing to it and any Revolving Credit Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  SECTION 8.08 Confidentiality. (a) Each Lender and each Agent agrees (on behalf of itself and each of its Affiliates, directors, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement after such information is identified by the Borrower as being confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, provided that the Borrower is given prompt written notice (to the extent permitted by law) that such disclosure is required, (ii) to counsel for any of the Lenders of the Administrative Agent, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which any one or more of the Lenders is a party, provided that the Borrower has been given prompt prior written notice (to the extent permitted by law) of such proposed disclosure or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) or any actual or proposed contractual counterparty (or its advisors) to any securitization, hedge, or other derivative transaction relating to the parties' obligations hereunder, agrees in writing to be bound by the terms of this Section 8.08.

                  (b) Notwithstanding anything herein to the contrary, the Borrower, each Lender and each Agent may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and tax structure of the Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to a Borrower, a Lender or an Agent, as the case may be, relating to such U.S. tax treatment and tax structure.

                  SECTION 8.09 Governing Law. This Agreement and the Revolving Credit Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 8.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or electronic mail (in pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 8.11 Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Revolving Credit Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Borrower hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Borrower at its address specified pursuant to Section 8.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, provided that this sentence shall not limit the right of any party hereto to appeal any judgment. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Revolving Credit Notes in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Revolving Credit Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 8.12 Waiver of Jury Trial. Each of the Borrower, the Administrative Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Revolving Credit Notes or the actions of the Administrative Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       APPLIED MATERIALS, INC., as Borrower

                                       By /s/ Joseph R. Bronson
                                          --------------------------------------
                                             Name:  Joseph R. Bronson
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

                                       By /s/ George S. Davis
                                          --------------------------------------
                                             Name:  George S. Davis
                                             Title: Corporate Vice President and
                                                    Treasurer

                                       CITICORP USA, INC., as Lender

                                       By /s/ Avrum Spiegel
                                          --------------------------------------
                                             Name:  Avrum Spiegel
                                             Title: Director

                                       KEYBANK NATIONAL ASSOCIATION,
                                       as Lender

                                       By /s/ Thomas A. Crandell
                                          --------------------------------------
                                             Name:  Thomas A. Crandell
                                             Title: Senior Vice President

                                       BNP PARIBAS, as Lender

                                       By /s/ Stuart Darby
                                          --------------------------------------
                                             Name:  Stuart Darby
                                             Title: Vice President

                                       By /s/ Jeffrey S. Kajisa
                                          --------------------------------------
                                             Name:  Jeffrey S. Kajisa
                                             Title: Vice President

                                     MIZUHO CORPORATE BANK, LTD.,
                                     as Lender

                                     By /s/ Bertram N. Tang
                                        ----------------------------------------
                                           Title: Vice President and Team Leader

                                     BANK OF AMERICA, N.A., as Lender

                                     By /s/ Sugeet Manchanda
                                        ----------------------------------------
                                           Name:  Sugeet Manchanda
                                           Title: Principal

                                     MELLON BANK, N.A., as Lender

                                     By /s/ L.C. Ivey
                                        ----------------------------------------
                                           Title: First Vice President

                                     UNION BANK OF CALIFORNIA, N.A.,
                                     as Lender

                                     By /s/ Sarabelle Hitchner
                                        ----------------------------------------
                                           Name:  Sarabelle Hitchner
                                           Title: Vice President

                                     WELLS FARGO BANK, N.A., as Lender

                                     By /s/ Jeff A. Bailad
                                        ----------------------------------------
                                           Title: Vice President

                                     By /s/ Katrina Flowers
                                        ----------------------------------------
                                           Title: Vice President

                                       HSBC BANK USA, as Lender

                                       By /s/ David Wagstaff
                                          --------------------------------------
                                             Name:  David Wagstaff
                                             Title: First Vice President

                                       CITICORP GLOBAL MARKETS, INC.,
                                       as Joint Arranger

                                       By /s/ J. Gregory Davis
                                          --------------------------------------
                                             Name:  J. Gregory Davis
                                             Title: Attorney-In-Fact

                                       KEYBANK NATIONAL ASSOCIATION,
                                       as Joint Arranger

                                       By /s/  Thomas A. Crandell
                                          --------------------------------------
                                             Name:  Thomas A. Crandell
                                             Title: Senior Vice President

                                       KEYBANK NATIONAL ASSOCIATION,
                                       as Syndication Agent

                                       By /s/  Thomas A. Crandell
                                          --------------------------------------
                                             Name:  Thomas A. Crandell
                                             Title: Senior Vice President

                                       BNP PARIBAS, as Co-Documentation Agent

                                       By /s/ Stuart Darby
                                          --------------------------------------
                                             Name:  Stuart Darby
                                             Title: Vice President

                                       By /s/ Jeffrey S. Kajisa
                                          --------------------------------------
                                             Name:  Jeffrey S. Kajisa
                                             Title: Vice President

                                     MIZUHO CORPORATE BANK, LTD.,
                                     as Co-Documentation Agent

                                     By /s/ Bertram N. Tang
                                        ----------------------------------------
                                           Title: Vice President and Team Leader

                                     CITICORP USA, INC., as Administrative
                                     Agent

                                     By /s/ Avrum Spiegel
                                        ----------------------------------------
                                           Name:  Avrum Spiegel
                                           Title: Director

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES

                                                      DOMESTIC    EURODOLLAR
                                  REVOLVING CREDIT    LENDING       LENDING
    NAME OF INITIAL LENDER           COMMITMENT        OFFICE        OFFICE
--------------------------------------------------------------------------------
Citicorp USA, Inc.                      ***
--------------------------------------------------------------------------------
KeyBank National Association            ***
--------------------------------------------------------------------------------
BNP Paribas                             ***
--------------------------------------------------------------------------------
Mizuho Corporate Bank, Ltd.             ***
--------------------------------------------------------------------------------
Bank of America, N.A.                   ***
--------------------------------------------------------------------------------
Mellon Bank, N.A.                       ***
--------------------------------------------------------------------------------
Union Bank of California, N.A.          ***
--------------------------------------------------------------------------------
Wells Fargo Bank, N.A.                  ***
--------------------------------------------------------------------------------
HSBC Bank USA                           ***
--------------------------------------------------------------------------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                SCHEDULE 5.02(a)

                     EXISTING LIENS AS OF SEPTEMBER 19, 2003

DESCRIPTION OF LIEN

T/C Land and "KOJOZAIDAN" held by Bank of Tokyo-Mitsubishi, Japan Development Bank, Sanwa Bank and Nippon Life Insurance Company. Kojozaidan is a registered lien placed upon the factory foundation at Narita Technology Center. The factory foundation is the collection of land, buildings and machinery and capital equipment as one registered asset.

                              SCHEDULE 5.02(a)(xii)

                          SPECIAL UNENCUMBERED PROPERTY

        PROPERTY                     APPROXIMATE PROPERTY/USE DESCRIPTION           SQUARE FEET
3050 Bowers Avenue           Office, Engineering & R&D use                             84,300
Santa Clara, CA Bldg. #1

3100 Bowers Avenue           Two-story steel frame H-6 occupancy bldg. used for       104,900
Santa Clara, CA Bldg. #2     product & technology development

3300 Scott Blvd.             Office, Manufacturing and Clean Room                      60,100
Santa Clara, CA Bldg. #3

Austin Campus                Manufacturing Office, Warehouse and Cafeteria            168,000
9700 Hwy #290 E Bldg. #32
Austin, TX

Austin Campus                Manufacturing Office and Shipping Dock                   194,000
9700 Hwy #290 E Bldg. #31
Austin, TX

Austin Campus                Manufacturing and Office                                 204,000
9700 Hwy #290 E Bldg. #31
Austin, TX

                                                             EXHIBIT A - FORM OF
                                                                REVOLVING CREDIT
                                                                 PROMISSORY NOTE

U.S.$_______________                               Dated:  _______________, 2003

                  FOR VALUE RECEIVED, the undersigned, APPLIED MATERIALS, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office on the Termination Date (as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Revolving Credit Advances made by the Lender to the Borrower pursuant to the Three-Year Credit Agreement dated as of September 19, 2003 among the Borrower, the Lender and certain other lenders party thereto, Citigroup Capital Markets Inc. and KeyBank National Association ("KeyBank"), as Joint Arrangers, KeyBank, as Syndication Agent, BNP Paribas and Mizuho Corporate Bank Ltd., as Co-Documentation Agents and Citicorp USA, Inc., as Administrative Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on such date.

                  The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America to Citicorp, as Administrative Agent, at 399 Park Avenue, New York, New York 10043, in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                  This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                                 APPLIED MATERIALS, INC.

                                                 By ____________________________
                                                     Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

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              AMOUNT OF         AMOUNT OF
          REVOLVING CREDIT    PRINCIPAL PAID    UNPAID PRINCIPAL    NOTATION
 DATE         ADVANCE           OR PREPAID          BALANCE          MADE BY
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

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

                                                   EXHIBIT B - FORM OF NOTICE OF
                                                   REVOLVING CREDIT BORROWING

Citicorp USA, Inc., as Administrative Agent for the Lenders party to the Credit Agreement referred to below
  Two Penns Way
  New Castle, Delaware 19720

                                     [Date]

                  Attention: Bank Loan Syndications Department

Ladies and Gentlemen:

                  The undersigned, APPLIED MATERIALS, INC., refers to the Three-Year Credit Agreement, dated as of September 19, 2003 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders party thereto, Citigroup Capital Markets Inc. and KeyBank National Association ("KeyBank"), as Joint Arrangers, KeyBank, as Syndication Agent, BNP Paribas and Mizuho Corporate Bank Ltd., as Co-Documentation Agents and Citicorp USA, Inc., as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the "Proposed Revolving Credit Borrowing") as required by Section 2.02(a) of the Credit Agreement:

                           (i) The Business Day of the Proposed Revolving Credit Borrowing is _______________, 200_.

                           (ii) The Type of Revolving Credit Advances comprising the Proposed Revolving Credit Borrowing is [Base Rate Advances] [Eurodollar Rate Advances] [Adjusted CD Rate Advances].

                           (iii) The aggregate amount of the Proposed Revolving Credit Borrowing is $_______________.

                           [(iv)    The initial Interest Period for each
         [Eurodollar Rate Advance] [Adjusted CD Rate Advance] made as part of the Proposed Revolving Credit Borrowing is _____ month[s].]

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing:

                  (A)      the representations and warranties contained in
         Section 4.01 of the Credit Agreement (except the representations set forth in subsection (d)(i) thereof and in subsection (e)(i) thereof) are correct, before and after giving effect to the Proposed Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                  (B) no event has occurred and is continuing, or would result from such Proposed Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                                                Very truly yours,

                                                APPLIED MATERIALS, INC.

                                                By _____________________________
                                                    Title:

                                                             EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Three-Year Credit Agreement dated as of September 19, 2003 (as amended or modified from time to time, the "Credit Agreement") among Applied Materials, Inc., a Delaware corporation (the "Borrower"), the Lenders and certain other lenders party thereto, Citigroup Capital Markets Inc. and KeyBank National Association ("KeyBank"), as Joint Arrangers, KeyBank, as Syndication Agent, BNP Paribas and Mizuho Corporate Bank Ltd., as Co-Documentation Agents and Citicorp USA, Inc., as Administrative Agent (the "Administrative Agent") for the Lenders. Terms defined in the Credit Agreement are used herein with the same meaning.

                  The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on
Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Revolving Credit Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

                  2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Revolving Credit Note held by the Assignor and requests that the Administrative Agent exchange such Revolving Credit Note for a new Revolving Credit Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Revolving Credit Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

                  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under
Section 2.14 of the Credit Agreement.

                  4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

                  5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Revolving Credit Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Revolving Credit Notes for periods prior to the Effective Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                  8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1

                                       to

                            Assignment and Acceptance

Percentage interest assigned:                                                        __________%

Assignee's Commitment:                                                              $__________

Aggregate outstanding principal amount of Revolving Credit Advances assigned:       $__________

Principal amount of Revolving Credit Note payable to Assignee:                      $__________

Principal amount of Revolving Credit Note payable to Assignor:                      $__________

Effective Date*: _______________, 200_

                                                [NAME OF ASSIGNOR], as Assignor

                                                By _____________________________
                                                   Title:

                                                Dated: _______________, 200_

                                                [NAME OF ASSIGNEE], as Assignee

                                                By _____________________________
                                                    Title:

                                                Dated: _______________, 200_

                                                Domestic Lending Office:
                                                [Address]

                                                Eurodollar Lending Office:
                                                [Address]

---------------------------
* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

Accepted [and Approved]** this
__________ day of _______________, 200_

CITICORP USA, INC., as Administrative Agent

By _________________________________________
   Title:

[Approved this __________ day
of _______________, 200_

APPLIED MATERIALS, INC.

By _________________________________________
   Title:

--------------------------
** Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".

                                                                       EXHIBIT D

                           FORM OF OPINION OF COUNSEL
                                FOR THE BORROWER

                                [Effective Date]

To the Lenders and the Agent
Referred to Below
Citicorp USA., Inc, as Administrative Agent
Two Penns Way
New Castle, Delaware 19720

Ladies and Gentlemen:

                  Re: Three-Year Credit Agreement

                  I am the Vice President, Legal Affairs of Applied Materials, Inc. (the "Borrower") and have acted as its counsel in connection with the execution and delivery of that certain Three-Year Credit Agreement dated September 19, 2003 (as amended or modified from time to time, the "Credit Agreement") among Applied Materials, Inc., a Delaware corporation (the "Borrower"), the Lenders and certain other lenders party thereto, Citigroup Capital Markets Inc. and KeyBank National Association ("KeyBank"), as Joint Arrangers, KeyBank, as Syndication Agent, BNP Paribas and Mizuho Corporate Bank Ltd., as Co-Documentation Agents and Citicorp USA, Inc., as Administrative Agent (the "Administrative Agent") for the Lenders. Terms defined in the Credit Agreement are used herein with the same meaning.

                  In connection with this opinion, I have examined executed copies of the Credit Agreement and the Revolving Credit Notes and such other documents, records, agreements and certificates as I have deemed appropriate. I have also reviewed such matters of law as I have considered relevant for the purpose of this opinion.

                  Based upon the foregoing, I am of the opinion that:

                  1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposes to be engaged.

                  2. The execution, delivery and performance by the 3 Borrower of the Credit Agreement and the Revolving Credit Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or, to the best of my knowledge, of (i) any judgment, injunction, order or decree, or (ii) any material agreement or other material instrument binding upon the Borrower, or result in the creating or imposition of any Lien on any asset of the Borrower.

                  3. To the best of my knowledge, except as set forth under the heading "Legal Proceedings" in the Company's 2002 Form 10-K, there are no pending or threatened actions, suits or proceedings against or affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator in which there is a reasonable possibility of an adverse determination which would have a Material Adverse Effect, or which in any manner draws into question the validity of the Credit Agreement or the Revolving Credit Notes.

                  Certain Assumptions

                  With your permission I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to me as copies and the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed; and (c) the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.

                  Certain Limitations and Qualifications

                  I express no opinion as to laws other than laws of the State of California, the federal law of the United States of America and the General Corporation Law of the State of Delaware. I am licensed to practice law only in the State of California.

                  The phrase "to the best of my knowledge" is intended to indicate that, during the course of the performance of my duties as Vice President, Legal Affairs, of the Borrower, no information that would give me current actual knowledge of the inaccuracy of such statement has come to my attention.

                  Use of Opinion

                  This opinion is solely for your benefit (and the benefit of any assignee which becomes a Lender pursuant to Section 8.07 of the Credit Agreement) in connection with the transaction covered by the first paragraph of this letter and may not be relied upon, used, circulated, quoted or referred to, nor may copies hereof be delivered to, any other person without my prior written approval. I disclaim any obligation to update this opinion for events occurring or coming to my attention after the date hereof.

                                                Very truly yours,

                                                Vice President, Legal Affairs

                                                                       EXHIBIT E

                 OPINION OF ORRICK, HERRINGTON & SUTCLIFFE LLP,
                        SPECIAL COUNSEL FOR THE BORROWER

To the Lenders and the Agent
Referred to Below
Citicorp USA, Inc., as Administrative Agent
Two Penns Way
New Castle, Delaware 19720

                  Re: Three-Year Credit Agreement

                  We have acted as counsel to Applied Materials, Inc., a Delaware corporation (the "Borrower") in connection with that certain Three-Year Credit Agreement (the "Credit Agreement") dated as of September 19, 2003 among the Borrower, the Lenders and certain other lenders party thereto, Citigroup Capital Markets Inc. and KeyBank National Association ("KeyBank"), as Joint Arrangers, KeyBank, as Syndication Agent, BNP Paribas and Mizuho Corporate Bank Ltd., as Co-Documentation Agents and Citicorp USA, Inc., as Administrative Agent (the "Administrative Agent") for the Lenders. Terms defined in the Credit Agreement are used herein with the same meaning.

                  In this regard, we have examined executed originals or copies of the following, copies of which have been delivered to you:

                  (a)      The Credit Agreement; and

                  (b)      The Revolving Credit Notes.

                  Based upon such examination and having regard for legal considerations which we deem relevant, we are of the opinion that the Credit Agreement is and, when delivered under the Credit Agreement, each Revolving Credit Note will be, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms.

                  With your permission we have assumed the following: (a) authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) that the documents referred to herein were duly authorized, executed and delivered on behalf of the respective parties thereto and, other than with respect to the Borrower, are legal, valid, and binding obligations of such parties; (e) the compliance by you with any state or federal laws or regulations applicable to you in connection with the transactions described in the Credit Agreement and the Revolving Credit Notes; and (f) the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.

                  We express no opinion as to matters of law in (a) jurisdictions other than the State of New York and the United States or (b) the enforceability under New York law of a choice of law provision in the documents described herein.

                  Our opinion that any document is legal, valid, binding, or enforceable in accordance with its term is qualified as to:

                  (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the enforcement of creditors' rights generally;

                  (b) general principles of equity, including without limitation concepts of mutuality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                  (c) the possibility that certain covenants and provisions for the acceleration of the maturity of the Revolving Credit Notes may not be enforceable if enforcement would be unreasonable under the then existing circumstances, but in our opinion acceleration would be available if an event of default occurred as a result of a material breach of a material covenant;

                  (d) the unenforceability under certain circumstances of provisions imposing penalties, forfeiture, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of any event of default;

                  (e) rights to indemnification and contribution which may be limited by applicable law and equitable principles; and

                  (f) the unenforceability under certain circumstances of provisions expressly or by implication waiving broadly or vaguely stated rights (including, without limitation, waivers of any objection to venue and forum non conveniens and the rights to a jury trial), the benefits of statutory constitutional provisions, unknown future rights, and defenses to obligations or rights granted by law, where such waivers are against public policy or prohibited by law.

                  We note that you are receiving of even date herewith the opinion of Barry Quan, Vice President, Legal Affairs of the Borrower, as to certain matters relating to the Borrower. We have made no independent examination of such matters.

                  This opinion is solely for your benefit (and the benefit of the Lenders which become parties to the Credit Agreement as assignees under
Section 8.07 of the Credit Agreement) in connection with the transaction covered by the first paragraph of this letter and may not be relied upon, used, circulated, quoted or referred to by, nor may copies hereof be delivered to, any other person without our prior written approval. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                                              Very truly yours,

                                              ORRICK, HERRINGTON & SUTCLIFFE LLP

                                      E-2